Exhibit 10.0

                         ADVISORY AND FINDERS AGREEMENT

     This Agreement is made this 1st day of July, 2000, between, Maxx International, Inc., with its principal office located at 130 S. El Camino Drive, Beverly Hills, California ("Maxx"), and Howard Fein and Sam Azus, with their principal office located at 99 Woodbury Road, Hicksville, New York (individually, "Fein" and "Azus"; collectively, "Advisors") with reference to the following facts:

     WHEREAS, Maxx desired to be introduced to a prominent literary agent; and

     WHEREAS, Maxx desired to retain a prominent literary agent to act on its behalf in connection with the private prayer books of His Holiness, Pope John Paul II (the "Pope Project") ; and

     WHEREAS, Maxx desired Advisors to assist with the search of and introduction to a literary agent, and to further assist with the negotiation for the engagement of such literary agent for Maxx, in connection with the Pope Project; and

     WHEREAS, Advisors introduced Janklow & Nesbit Associates ("Janklow & Nesbit") to Maxx, and further negotiated a satisfactory agreement between Maxx and Janklow & Nesbit; and

     WHEREAS, Maxx desires Advisors to provide consultation and advisory services to Maxx during the term of this Agreement, concerning tax issues and matters involving Maxx.

     THEREFORE, it is agreed by and between the parties that:

     A. As a result of the introduction and successful negotiations of Advisors to Maxx, Janklow & Nesbit was retained by Maxx to act as its literary agent in connection with the Pope Project.

     B. In consideration for the introduction, negotiations and engagement of Janklow & Nesbit, Maxx shall pay to Fein, a three (3) year option to purchase an aggregate of 100,000 shares of common stock, $0.01 par value per share, of Maxx, at a purchase price of $0.50 per share (collectively, with the fee payable to Azus as discussed in paragraph 3 below, the "Finders Fee").

     C. Is consideration for the introduction, negotiation, and engagement of Janklow & Nesbit, Maxx shall pay to Azus a three (3) year option to purchase an aggregate of 100,000 shares of common stock, $0.01 par value per share, of Maxx, at a purchase price of $0.50 per share (collectively, with the fee payable to Fein as discussed in paragraph 2 above, the "Finders Fee").


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     D.   In  consideration  for Fein's  consultation  and advisory  services to
          Maxx, concerning tax issues and matters involving Maxx, Maxx agrees to grant Fein a three (3) year option to purchase an aggregate of 125,000 shares of common stock, $0.01 par value per share, of Maxx, at a purchase price of $0.50 per share (collectively, with the fee payable to Azus as discussed in paragraph 5 below, the "Advisory Fee").

     E. In consideration for Azus' consultation and advisory services to Maxx, concerning tax issues and matters involving Maxx, Maxx agrees to grant Azus a three (3) year option to purchase an aggregate of 125,000 shares of common stock, $0.01 par value per share, of Maxx, at a purchase price of $0.50 per share (collectively, with the fee payable to Fein as discussed in paragraph 4 above, the "Advisory Fee").

     F. Advisors acknowledge and understand that the securities underlying the Finders Fee and Advisory Fee constitute "restricted securities" under the Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Advisors' investment intent as expressed herein. In this connection, Advisors understand that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Advisors' representation was predicated solely upon a present intention to hold these such securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of such securities, or for a period of one year or any other fixed period in the future. Advisors further understand that the such securities must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Advisors further acknowledge and understand that Maxx is under no obligation to register the such securities. Advisors understand that the certificate evidencing such securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to Maxx, and any other legend required under applicable state securities laws.

     G. Should any litigation be commenced by and between Advisors and Maxx concerning this Agreement, regarding the rights and duties of either of the parties under this Agreement, then the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys' fees in such litigation which may be determined by the Court in such litigation or in a separate action brought for that purpose.

     H. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of laws principles thereof.

     I. This Agreement may be signed by the parties in counterparts which together shall


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          constitute  one and the same  agreement  between the Advisors and Maxx and shall become effective at such time as both parties shall have signed such counterparts and both parties have confirmed all such counterparts.

     J. This Agreement contains the entire agreement between Advisors and Maxx concerning the introduction of Janklow & Nesbit to Maxx, Maxx's engagement of Janklow & Nesbit as literary agent in connection with the Pope Project, and Advisors' consulting services, and correctly sets forth the rights and duties of each of the parties to each other concerning such matter as of this date. Any agreement or representation concerning the subject matter of this Agreement or the duties of either party not set forth in this Agreement is null and void.

     K. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

     L. Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, to the address first above written for the Advisors and Maxx, respectively, or to such address as may hereafter be designated in writing by one party to the other. Such notice or other communication shall be deemed to be given on the date mailed.

     M. The waiver by the Advisors of a breach of any provision of this Agreement by Maxx shall not operate or be construed as a waiver of any subsequent breach by Maxx. The waiver by Maxx of a breach of any provision of this Agreement by Advisors shall not operate or be construed as a waiver of any subsequent breach by Advisors.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth herein.


ADVISORS:                            MAXX:

                                     MAXX INTERNATIONAL, INC.
By: /s/ Howard Fein
   ---------------------------
        Howard Fein
                                     By: /s/ Michael Solomon
By: /s/ Sam Azus                         --------------------------------------
   ---------------------------           Michael Solomon, Chairman of the Board
        Sam Azus


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